This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 27th day of July, 2001.



                                            COLLEGE AND UNIVERSITY FACILITY
                                             LOAN TRUST TWO

                                            By: State Street Bank and Trust
                                            Company, not in its individual
                                            capacity, but solely as Owner
                                            Trustee under a Declaration of Trust
                                            dated March 11, 1988 and amended and
                                            restated on May 12, 1988, and
                                            December 4, 1989.


                                            By Diana J. Kenneally
                                               Assistant Secretary